Exhibit 4.326

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 161223 dated May 07, 2018

For Rendering

telecommunication services for provision

of communication channels

This License is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Location address (place of residence):

4, Marksistskaya Str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until May 07, 2023.

This License is granted by decision of the licensing body - Order dated December 26, 2017 No. 799-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS

COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION

IN THE SPHERE

OF COMMUNICATIONS, INFORMATION

TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296